As filed with the Securities and Exchange Commission on May 15, 2001
                                                       Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933
                           --------------------------

                          LINEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)
                           --------------------------

            Delaware                                    94-2778785
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)
                           --------------------------

                       2001 Nonstatutory Stock Option Plan
                           --------------------------

                             Robert H. Swanson, Jr.
                      Chairman and Chief Executive Officer
                          Linear Technology Corporation
                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                                 (408) 432-1900
            (Name, address and telephone number of agent for service)
                           --------------------------

                                   Copies to:
                            Herbert P. Fockler, Esq.
                              Paul G. Castor, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                           --------------------------

========================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
              Title of                        Amount        Proposed Maximum    Proposed Maximum
          Securities to be                    to be          Offering Price        Aggregate             Amount of
            Registered                      Registered         Per Share         Offering Price       Registration Fee
 -------------------------------------- ------------------ ------------------- --------------------- -------------------
  2001 Nonstatutory Stock Option Plan
  Common Stock, $0.001 par value
  (currently outstanding options) (1)..     843,000 shares   $    38.69          $  32,615,670.00       $ 8,153.92
  ------------------------------------- ------------------ ------------------- --------------------- -------------------
  2001 Nonstatutory Stock Option Plan
  Common Stock, $0.001 par value
  (options available for future
  grant) (2)...........................  14,157,000 shares   $    48.32          $  684,066,240.00      $171,016.56
  ------------------------------------- ------------------ ------------------- --------------------- -------------------
  TOTAL                                  15,000,000 shares                       $  716,681,910.00      $179,170.48
 ====================================== ================== =================== ===================== ===================

(1) The computation is based upon the weighted average exercise price per share of $38.69 as to 843,000 outstanding but unexercised options to purchase Common Stock under the 2001 Nonstatutory Stock Option Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 14,157,000 shares of Common Stock authorized for issuance pursuant to the 2001 Nonstatutory Stock Option Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low sale prices for the Common Stock of Linear Technology Corporation as reported on the Nasdaq National Market on May 11, 2001, which was $48.32, because the price at which the options to be granted in the future may be exercised is not currently determinable.

================================================================================

                          LINEAR TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents and information previously filed with the Securities and Exchange Commission by Linear Technology Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 1, 2000, December 31, 2000 and April 1, 2001, filed pursuant to Section 13 of the Exchange Act.

         (c) The Company's Current Report on Form 8-K dated January 2, 2001.

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General

Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Exhibit                          Description
         Number
      -----------    -----------------------------------------------------------
         4.1         2001 Nonstatutory Stock Option Plan.
         5.1         Opinion    of    Wilson    Sonsini    Goodrich   &  Rosati,
                     Professional  Corporation  as  to  legality  of  securities being registered.
        23.1         Consent of Ernst & Young LLP, Independent Auditors.
        23.2         Consent    of    Wilson    Sonsini   Goodrich   &   Rosati,
                     Professional Corporation (contained in Exhibit 5.1).
        24.1         Power of Attorney (contained on signature page hereto).

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on May 15, 2001.

                      LINEAR TECHNOLOGY CORPORATION


                      By:    /s/ Paul Coghlan
                             ---------------------------------------------------
                             Paul Coghlan
                             Vice President, Finance and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Swanson, Jr. and Paul Coghlan, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on May 15, 2001.

                 Signature                                Title

/s/ Robert H. Swanson, Jr.
----------------------------------------    Chairman and Chief Executive Officer
Robert H. Swanson, Jr.                      (Principal Executive Officer)

/s/ Paul Coghlan
----------------------------------------    Vice President of Finance and
Paul Coghlan                                Chief Financial Officer (Principal
                                            Financial and Accounting Officer)

/s/ David S. Lee
----------------------------------------    Director
David S. Lee

/s/ Leo T. McCarthy
----------------------------------------    Director
Leo T. McCarthy

/s/ Richard M. Moley
----------------------------------------    Director
Richard M. Moley

/s/ Thomas S. Volpe
----------------------------------------    Director
Thomas S. Volpe

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                          LINEAR TECHNOLOGY CORPORATION

                                  May 15, 2001

                                INDEX TO EXHIBITS

         Exhibit                              Description
         Number
      -------------  -----------------------------------------------------------

         4.1         2001 Nonstatutory Stock Option Plan.
         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of securities being registered.
        23.1         Consent of Ernst & Young LLP, Independent Auditors.
        23.2         Consent of Wilson Sonsini Goodrich & Rosati,
                     Professional Corporation (contained in Exhibit 5.1).
        24.1         Power of Attorney (contained on signature page hereto).